EXHIBIT 21

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2004

Subsidiary companies of the Registrant are listed below.
                                                                   State or
                                                               Sovereign Power
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------

Subsidiaries included in the Registrant's consolidated financial statements
  Aisin GM Allison Co., Ltd.                                   Japan
  Annunciata Corporation                                       Delaware
  Argonaut Holdings, Inc.                                      Delaware
  Chevrolet Sociedad Anonima de Ahorro para Fines Determinados Argentina
  Controladora General Motors, S.A. de C.V.                    Mexico
   Componentes Para Automotores, S. de R.L. de C.V.            Mexico
   Controladora AC Delco S.A. de C.V.                          Mexico
     Cadillac Polanco, S.A. de C.V.                            Mexico
   Electro-Motive de Mexico, S.A. de C. V.                     Mexico
   General Motors de Mexico, S. de R.L. de C.V.                Mexico
     General Motors de Argentina S.r.L.                        Argentina
   GMAC Holding S.A. de C.V.                                   Mexico
     Servicios GMAC S.A. de C.V.                               Mexico
   Sistemas Para Automotores de Mexico, S.A. de C.V.           Mexico
  Convesco Vehicle Sales GmbH                                  Germany
  Dealership Liquidations, Inc.                                Delaware
  DMAX, Ltd.                                                   Ohio
  Doraville Bond Corporation                                   Delaware
  EL-MO Leasing II Corporation                                 Delaware
  EL-MO Leasing III Corporation                                Delaware
  El-Mo-Mex, Inc.                                              Delaware
  Electro-Motive Maintenance Operations Pty Ltd.               Australia
  EMD Argentina, Inc.                                          Delaware
  EMD Holding Corporation                                      Delaware
   TMM Multimodal, s.A. de C.V.                                Mexico
  EMD Locomotive Technologies Private Limited                  India
  Environmental Corporate Remediation Company, Inc             Delaware
  General International Limited                                Bermuda
  General Motors - Colmotores, S.A.                            Colombia
  General Motors Acceptance Corporation                        Delaware
   AccuTel, Inc.                                               Delaware
   Basic Credit Holding Company, L.L.C.                        Delaware
     Alexium Financial Services, Inc.                          Delaware
     Nuvell Credit Corporation                                 Delaware
     Nuvell Financial Services Corp.                           Delaware
     Saab Financial Services Corp.                             Delaware
   Capital Auto Receivables, Inc.                              Delaware
   Central Originating Lease, LLC                              Delaware
   Facilities Real Estate LLC                                  Delaware
   G.M.A.C. Comercio e Aluguer de Veiculos, Lta.               Portugal
     Produgar, Mediacao de Seguros, Lda.                       Portugal
   General Motors Acceptance Corporation (N.Z.) Limited        New Zealand
     CARI New Zealand                                          New Zealand
   General Motors Acceptance Corporation (Thailand) Limited    Thailand
   General Motors Acceptance Corporation de Portugal -
     Servicos Financeiros, S.A.                                Portugal
   General Motors Acceptance Corporation Hungary Commercial
     Limited Liability Company                                 Hungary
   General Motors Acceptance Corporation Italia S.p.A.         Italy
   General Motors Acceptance Corporation Nederland N.V.        Netherlands
     GMAC Espana, Sociedad Anonima de Financiacion, E.F.C      Spain
   General Motors Acceptance Corporation of Canada, Limited    Canada
     Canadian Lease Auto Receivable Corporation                Canada
     Canadian Securitized Auto Receivables Corporation         Canada
     Canadian Securitized Auto Receivables One Corporation     Canada
     GMAC Leaseco Corporation / La Compagnie GMAC Location     Canada
   General Motors Acceptance Corporation Suisse S.A.           Switzerland

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                   State or
                                                               Sovereign Power
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------

   General Motors Acceptance Corporation, Australia            Delaware
     CARI Australia Pty. Ltd.                                  Australia
     Interleasing (Australia) Limited                          Australia
   General Motors Acceptance Corporation, Colombia S.A.        Delaware
     G.M.A.C. Financiera de Colombia S.A. Compania de
      Financiamiento Comercial                                 Colombia
   General Motors Acceptance Corporation, Continental          Delaware
     GM Finance HB                                             Sweden
     GMAC Finansiering A/S                                     Denmark
   General Motors Acceptance Corporation, North America        Delaware
   General Motors Acceptance Corporation, South America        Delaware
     General Motors Acceptance Corporation de Venezuela, C.A. Venezuela Servicios, Representacion y Asesoramiento de Personal
      Persoserv S.A.                                           Ecuador
   GMAC Arrendamiento S.A. de C.V.                             Mexico
   GMAC Auto Lease Finance Corporation                         Cayman Islands
     North American New Cars, Inc                              Delaware
   GMAC Automotive Bank                                        Utah
   GMAC Bank Polska Spolka Akcyjna                             Poland
   GMAC Banque                                                 France
   GMAC Canadian Credit Aggregation Corporation                Delaware
   GMAC Comercial Automotriz Chile S.A.                        Chile
     GMAC Automotriz Limitada                                  Chile
   GMAC Commercial Corporation                                 Delaware
   GMAC Commercial Finance LLC                                 Delaware
     Commercial Credit Land One LLC                            New York
     Commercial Credit Land Two LLC                            New York
     Commercial Credit Land Three LLC                          New York
     Commercial Finance EFD 2002-I, LLC                        Delaware
     Commercial Finance EFD 2002-II, LLC                       Delaware
     Dillingham Hyperion Holdings LLC                          Michigan
     Fenton Real Property Holdings LLC                         Michigan
     GMAC Commercial Finance (HK) Limited                      Hong Kong
     GMAC Commercial Finance Corporation-Canada, Societe
      Financiera Commerciale GMAC-Canada                       Canada
     Patriot Constructors, LLC                                 Delaware
     Pinnacle Furniture Leasing, LLC                           Delaware
   GMAC Compania Financiera S.A.                               Argentina
   GMAC d.o.o.                                                 Croatia
   GMAC del Ecuador S.A.                                       Ecuador
   GMAC Financial Services India Limited                       India
   GMAC Holdings (U.K.) Limited                                England
     General Motors Acceptance Corporation (U.K.) plc          England
     GMAC Financial Services Limited                           Korea
     On:Line Finance Ltd.                                      England
   GMAC Hungary Financial Services Limited                     Hungary
   GMAC Insurance Holdings, Inc.                               Delaware
     ABA Seguros, S.A. de C.V.                                 Mexico
     CoverageOne Corporation / Compagnie Protection Premiere   Canada
     CoverageOne Purchasing Group, Inc.                        Michigan
     CoverageOne, Inc.                                         Delaware
     GM Motor Club, Inc.                                       North Carolina
     GMAC Insurance Management Corporation                     Delaware
     GMAC International Insurance Company Ltd.                 Bermuda
     GMAC RE Corp.                                             Delaware
     GMAC Risk Services, Inc.                                  Delaware
     GMAC Securities Corporation                               Delaware
     GMAC Service Agreement Corporation                        Michigan
     Motors Insurance Corporation                              Michigan
     MRP Service Agreement Corporation                         Michigan
     SmartCoverage Insurance Agency Inc.                       Canada
     Trinity General Agency, Inc.                              Texas
     Universal Warrenty Corporation                            Michigan
   GMAC International Corporation                              Delaware
   GMAC International Finance B.V.                             Netherlands

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                   State or
                                                               Sovereign Power
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------

   GMAC Lease B.V.                                             Netherlands
     Masterlease Europe Renting, S.L.                          Spain
   GMAC Leasing Corporation                                    Delaware
     Patlan Corporation                                        Delaware
   GMAC Leasing G.m.b.H. (Austrian entity)                     Austria
   GMAC Mexicana, S.A. de C.V. Sociedad Financiera de Objeto
     Limitado Filial                                           Mexico
   GMAC Mortgage Group, Inc.                                   Michigan
     GMAC Commercial Holding Corp.                             Nevada
     GMAC Mortgage Holdings, Inc.                              Delaware
     GMAC Residential Holding Corp.                            Nevada
     GMAC-RFC Holding Corp.                                    Michigan
     Helm Company, LLC                                         Delaware
     Residential Capital Corporation                           Delaware
   GMAC Sverige AB                                             Sweden
   GMAC Taiwan, Inc.                                           Delaware
     MasterLease Motors, Inc.                                  Taiwan
   GMAC, a.s.                                                  Czech Republic
   GMAC, Australia (Finance) Limited                           Australia
   Master Lease Austria GmbH                                   Austria
   P.T. GMAC Lippo Finance                                     Indonesia
   SA Holding One LLC                                          Delaware
   SA Holding Two LLC                                          Delaware
   Wholesale Auto Receivables Corporation                      Delaware
  General Motors Asia Pacific (Japan) Limited                  Japan
  General Motors Asia Pacific (Pte) Ltd.                       Singapore
  General Motors Asia Pacific Holdings, LLC                    Delaware
   General Motors India Private Limited                        India
   General Motors Limited (active)                             England
     ISPOL-IMG Holdings B.V.                                   Netherlands
   GM APO Holdings, LLC                                        Delaware
     General Motors Taiwan (Delaware) LLC                      Delaware
     General Motors Taiwan Ltd.                                Taiwan
   GM LAAM Holdings, LLC                                       Delaware
   PT General Motors Indonesia                                 Indonesia
  General Motors Asia, Inc.                                    Delaware
   Chevrolet Sales (Thailand) Ltd.                             Thailand
   GM Auto World Korea Company, Ltd.                           Korea
  General Motors Asset Management Corporation                  Delaware
   General Motors Investment Management Corporation            Delaware
   General Motors Trust Bank, N.A.                             New York
   General Motors Trust Company                                New Hampshire
  General Motors Automobiles Philippines, Inc.                 Philippines
  General Motors Chile S.A., Industria Automotriz              Chile
  General Motors China, Inc.                                   Delaware
   General Motors Warehousing and Trading (Shanghai) Co. Ltd.  China
   General Motors (China) Investment Company Limited           China
   TaiJin International Automotive Distribution Co., Ltd.      Taiwan
  General Motors Commercial Corporation                        Delaware
  General Motors del Ecuador S.A.                              Ecuador
  General Motors do Brasil Ltd.                                Brasil
  General Motors East Africa Limited                           Kenya
  General Motors Export Corporation                            Delaware
  General Motors Foreign Sales Corporation                     Barbados
  General Motors Global Industries Co. Ltd.                    Taiwan
  General Motors Holding Espana, S.A.                          Spain
   General Motors Espana, S.L.                                 Spain
   Opel Polska Sp. Z oo.                                       Poland
  General Motors Importaktiebolag                              Sweden
  General Motors Indonesia, Inc.                               Delaware
  General Motors International Holdings, Inc.                  Delaware
   General Motors Automotive Holdings, S.L.                    Spain
     Adam Opel Aktiengesellschaft                              Germany
     General Motors Belgium N.V.                               Belgium

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                   State or
                                                               Sovereign Power
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------

     General Motors Poland Spolka, zo.o.                       Poland
     General Motors Turkiye Limited Sirketi                    Turkey
     GM Automotive Services Belgium                            Belgium
   General Motors Europe Holdings, S.L.                        Spain
     General Motors Austria GmbH                               Austria
     General Motors CIS                                        Russia
     General Motors Europe AG                                  Switzerland
     General Motors Finland Oy                                 Finland
     General Motors Hellas, S.A.                               Greece
     General Motors Ireland Limited                            Ireland
     General Motors Italia s.r.l.                              Italy
     General Motors Nederland, B.V.                            Netherlands
     General Motors Norge AS                                   Norway
     General Motors Southeast Europe                           Hungary
     General Motors Strasbourg S.A.S.                          France
     General Motors Suisse S.A.                                Switzerland
     Opel Portugal - Comerico e Industria de Veiculos S.A.     Portugal
  General Motors International Operations, Inc.                Delaware
  General Motors Investment Services Company N.V.              Belgium
  General Motors Isuzu Diesel Engineering Limited K.K.         Japan
  General Motors Japan Ltd.                                    Japan
  General Motors Korea, Inc.                                   Delaware
   GM Korea Co., Ltd.                                          Korea
  General Motors Nova Scotia Finance Company                   Canada
  General Motors Nova Scotia Investments Ltd.                  Canada
  General Motors of Canada Limited (active)                    Canada
   1908 Holdings Ltd.                                          Cayman Islands
   3096169 Nova Scotia Company                                 Canada
   GM GEFS L.P.                                                Nevada
   GM Global Technology Operations, Inc.                       Canada
   GM Holdings (U.K.) Ltd.                                     England
   GM Overseas Funding, LLC                                    Delaware
     General Motors Coordination Center N. V.                  Belgium
   OnStar Canada Corporation                                   Canada
   Saab Automobile AB                                          Sweden
     GM Credit AB                                              Sweden
     Saab Automobile Australia Pty Ltd                         Australia
     Saab Automobile Investering AB                            Sweden
     Saab Duetschland GmbH                                     Germany
     Saab France S.A.                                          France
     Saab Great Britian Ltd.                                   England
     Saab Opel Sverige AB                                      Sweden
  General Motors Overseas Corporation (active)                 Delaware
   EMD Canada Acquisition Company                              Canada
   General Motors Australia Ltd.                               Australia
     General Motors Investments Pty. Ltd.                      Australia
   General Motors Overseas Commercial Vehicle Corporation      Delaware
   General Motors Venezolana, C.A.                             Venezuela
   GMOC Administrative Services Corporation                    Delaware
   Holden Ltd.                                                 Australia
     General Motors-Holden's Sales Pty Limited                 Australia
     GM Daewoo Australia Pty. Ltd.                             Australia
   Lidlington Engineering Company, Ltd.                        Delaware
   Truck and Bus Engineering U.K., Limited                     Delaware
  General Motors Overseas Distribution Corporation             Delaware
   General Motors Africa and Middle East FZE                   Dubai
   GMODC Finance N.V.                                          Netherlands
                                                                Antilles
  General Motors Peru S.A.                                     Peru
  General Motors Product Services, Inc.                        Delaware
  General Motors Receivables Corporation                       Delaware
  General Motors U.S. Trading Corp.                            Nevada
  General Motors Uruguay, S.A.                                 Uruguay
  GM Auslandsprojekte GmbH                                     Germany
  GM Auto Receivables Co.                                      Delaware

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                                                                   State or
                                                               Sovereign Power
Name of Subsidiary                                            of Incorporation
------------------                                            ----------------

  GM Automotive UK                                             England
   IBC Vehicles Limited                                        England
     IBC Vehicles (Distribution) Limited                       England
   Millbrook Pension Management Limited                        England
   Millbrook Proving Ground Ltd.                               England
  GM Imports & Trading Ltd.                                    Bermuda
   GM International Sales Ltd.                                 Cayman Islands
  GM Plats (Proprietary ) Limited                              South Africa
  GM-DI Leasing Corporation                                    Delaware
  GMAC Auto Lease Purchase Corporation                         Cayman Islands
  GMI Diesel Engineering Limited K.K.                          Japan
  Holden New Zealand Limited                                   New Zealand
   General Motors New Zealand Pensions Limited                 New Zealand
  Japan Autoweb Services K.K.                                  Japan
  Jennings Motors, Inc.                                        Delaware
  Manual Transmission of Muncie, LLC                           Delaware
  Metal Casting Technology, Inc.                               Delaware
  Motor Enterprises, Inc.                                      Delaware
  Motors Holding San Fernando Valley, Inc.                     Delaware
  Multiple Dealerships Holdings of Albany, Inc.                Delaware
  OnStar Corporation                                           Delaware
  PIMS Co                                                      Delaware
  Premier Investment Group, Inc.                               Delaware
  Riverfront Development Corporation                           Delaware
  Riverfront Holdings, Inc.                                    Delaware
   Riverfront Holdings Phase II, Inc.                          Delaware
  Saab Automobili Italia S.r.l.                                Italy
  Saab Cars Holding Corp.                                      Delaware
   Saab Cars Holding Overseas Corp.                            Delaware
     Saab Cars USA, Inc.                                       Connecticut
  Saturn Corporation                                           Delaware
   Saturn Distribution Corp.                                   Delaware
   Saturn Retail of South Carolina                             Delaware
  Saturn County Bond Corporation                               Delaware
  Sistemas de Compra Programada Chevrolet, CA                  Venezuela
  TX Holdco, LLC                                               Delaware
  WRE, Inc.                                                    Michigan
   Grand Pointe Holdings, Inc.                                 Michigan

   282 directly or indirectly owned subsidiaries

Companies not included in the Registrant's consolidated financial statements, for which no financial statements are submitted:
   47 other directly or indirectly owned domestic and foreign subsidiaries
    6 active subsidiaries
   41 inactive subsidiaries
   10 fifty-percent owned companies and 55 less than fifty-percent owned companies the investments in which are accounted for by the equity method.

In addition, the Registrant owns 100% of the voting control of the following companies:
   210 dealerships, including certain dealerships operating under dealership assistance plans, engaged in retail distribution of General Motors products
      155 dealerships operating in the United States
       55 dealerships operating in foreign countries

The number of dealerships operating under dealership assistance plans decreased by a net of 6 during 2004.

Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                  * * * * * * *

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES



During 2004, there were changes in the number of subsidiaries and companies of the Registrant, as follows:

   No directly and 46 indirectly owned domestic subsidiaries, and 3 directly and 38 indirectly owned foreign subsidiaries were organized or acquired. No directly owned and 16 indirectly owned domestic subsidiaries, and no directly owned and 24 indirectly owned foreign subsidiaries were dissolved, sold, or spun-off. No domestic or foreign 50% owned company were organized or acquired. A less than 50% interest was acquired in 11 companies (6 domestic and 5 foreign), while interests in no foreign 50% owned and 1 domestic less than 50% owned companies were terminated. Domestic and foreign companies had 27 changes in ownership or percentage in ownership; I foreign company moved from 100% owned to 50% owned; 2 foreign companies moved from less than 50% owned to over 50% owned; 5 moved from inactive to active (2 foreign and 3 domestic); 1 domestic and 2 foreign company moved from active to inactive; 1 domestic and 2 foreign companies moved from inactive to dissolved; 7 foreign and 1 domestic moved from active to inactive; 9 moved to less than 50% owned. There were 28 company name changes in domestic and foreign subsidiaries.


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                                      IV-14